SUMMARY COMPENSATION Amended and Restated as of December 22, 2010
							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)(1)	(d)(2)	(e)(3)	(f)(3)	(g)(4)	(h)	(i)	(j)

Michael J. Hartnett	2010	643,580	-	568,250	846,000	-	-	31,483 (5)	2,089,313
	2009	668,156	-	509,250	767,000	830,142	-	48,887 (5)	2,823,435
	2008	635,506	-	797,750	1,274,000	1,312,684	-	103,489 (5)	4,123,429

Daniel A. Bergeron	2010	248,200	-	68,190	169,200	50,000	-	6,000 (6)	541,590
	2009	260,000	-	61,110	153,400	90,000	-	20,930 (6)	585,440
	2008	245,500	-	95,730	254,800	135,000	-	18,324 (6)	749,354

Thomas C. Crainer	2010	240,986	-	68,190	211,500	50,000	-	6,647 (7)	577,323
	2009	255,000	-	61,110	191,750	114,750	-	19,423 (7)	642,033
	2008	221,750	-	95,730	318,500	140,000	-	25,957 (7)	801,937

Richard J. Edwards	2010	230,320	-	68,190	169,200	25,000	-	7,417 (8)	500,127
	2009	245,000	-	61,110	153,400	50,000	-	16,432 (8)	525,942
	2008	238,333	-	63,820	152,880	75,000	-	20,950 (8)	550,983

Thomas J. Williams	2010	194,465	-	34,095	84,600	45,000	-	- (9)	358,160
	2009	206,625	-	30,555	76,700	45,000	-	2,402 (9)	361,282
	2008	197,917	-	-	127,400	90,000	-	12,231 (9)	427,548

(1)	Column (c) includes amounts deferred by the officer pursuant to a 401(k) Plan.

(2)	Bonuses for fiscal 2010, fiscal 2009 and fiscal 2008 were paid under the Company’s incentive compensation plan and are reflected in column (g).

(3)
The amounts in columns (e) and (f) represent the fair market value on the date of grant of restricted shares and non qualified stock options granted each year.

On December 16, 2009, the Securities and Exchange Commission (SEC) approved new proxy disclosure rules for Proxy Statements issued after February 28, 2010. The revised rules require that the summary compensation table include the aggregate grant date fair value of all stock and option awards granted in each year, rather than attributing the cost to a particular year as determined in accordance with FAS 123(R) (now ASC 718), which was the method of valuing the grants in previous Proxy Statements.

(4)	The amounts in column (g) consist of annual cash bonuses earned in fiscal 2010, fiscal 2009 and fiscal 2008 and paid in the following fiscal year under the Company’s incentive compensation plan.

(5)
Consists of a leased vehicle of $1,483 in fiscal 2010, $2,278 in fiscal 2009 and $3,580 in fiscal 2008, employer match contributed to Mr. Hartnett’s SERP account of $43,756 in fiscal 2008, healthcare expense reimbursed of $16,609 in fiscal 2009, Company-paid life insurance premiums of $29,100 in fiscal 2008, and reimbursement of personal expenses per Mr. Hartnett’s employment agreement of $30,000 in fiscal 2010 and fiscal 2009 and $27,053 in fiscal 2008.

(6)
Consists of a vehicle allowance of $6,000 in fiscal 2010, fiscal 2009 and fiscal 2008, employer match contributed to Mr. Bergeron’s SERP account of $12,024 in fiscal 2009, $12,324 in fiscal 2008, and employer match contributions to Mr. Bergeron’s 401(k) account of $2,906 in fiscal 2009.

(7)
Consists of employer match contributed to Mr. Crainer’s 401(k) account of $598 in fiscal 2009, $5,848 in fiscal 2008, employer match contributed to Mr. Crainer’s SERP account of $11,870 in fiscal 2009 and $13,122 in fiscal 2008 , Company-paid life insurance premiums of $783 in fiscal 2010, fiscal 2009 and fiscal 2008, a leased vehicle of $1,343 in fiscal 2010 and $1,204 in fiscal 2009 and fiscal 2008, healthcare expense reimbursements of $4,521 in fiscal 2010, $4,968 in fiscal 2009 and $5,000 in fiscal 2008.

(8)
Consists of employer match contributed to Mr. Edwards’ 401(k) account of $3,209 in fiscal 2009 and $4,372 in fiscal 2008, employer match contributed to Mr. Edwards’ SERP account of $6,188 in fiscal 2009 and $5,128 in fiscal 2008, Company-paid life insurance premiums of $1,805 in fiscal 2010, fiscal 2009 and fiscal 2008, and a leased vehicle of $5,612 in fiscal 2010, $5,230 in fiscal 2009 and $9,645 in fiscal 2008.

(9)
Consists of employer match contributed to Mr. Williams’ 401(k) account of $2,402 in fiscal 2009 and $2,810 in fiscal 2008, and employer match contributed to Mr. Williams’ SERP account of $9,421 in fiscal 2008.